Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 of our report dated March 31, 2022, relating to the financial statements of Knightscope, Inc., which appears in the Annual Report on Form 10-K of Knightscope, Inc. for the year ended December 31, 2021.

/s/ BPM LLP

San Jose, California

August 15, 2022